DELAWARE GROUP GOVERNMENT FUND

Registration No. 811-04304
FORM N-SAR
Semi-Annual Period Ended January 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Government Fund (the "Trust"), on
behalf of each of Delaware Core Plus Bond Fund and Delaware Inflation Protected Bond Fund
(each, a "Fund" and together, the "Funds"), the shareholders of each Fund voted to (i) elect a
Board of Trustees for the Trust at a meeting held on November 12, 2009 and reconvened to
March 16, 2010; and (ii) to approve a new investment advisory agreement for Delaware Core
Plus Bond Fund at a meeting held on November 12, 2009, and for Delaware Inflation Protected
Bond Fund at a meeting held on November 12, 2009 and reconvened to December 4, 2009.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L.
Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison,
Janet L. Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 26,769,523.974
PERCENTAGE OF OUTSTANDING SHARES 77.228%
PERCENTAGE OF SHARES VOTED 97.946%
SHARES WITH AUTHORITY WITHHELD 561,363.749
PERCENTAGE OF OUTSTANDING SHARES 1.619%
PERCENTAGE OF SHARES VOTED 2.054%

Patrick P. Coyne

SHARES VOTED FOR 26,767,135.736
PERCENTAGE OF OUTSTANDING SHARES 77.221%
PERCENTAGE OF SHARES VOTED 97.937%
SHARES WITH AUTHORITY WITHHELD 563,751.987
PERCENTAGE OF OUTSTANDING SHARES 1.626%
PERCENTAGE OF SHARES VOTED 2.063%

John A. Fry

SHARES VOTED FOR 26,767,954.014
PERCENTAGE OF OUTSTANDING SHARES 77.223%
PERCENTAGE OF SHARES VOTED 97.531%
SHARES WITH AUTHORITY WITHHELD 562,933.709
PERCENTAGE OF OUTSTANDING SHARES 1.624%
PERCENTAGE OF SHARES VOTED 2.060%

Anthony D. Knerr

SHARES VOTED FOR 26,656,002.943
PERCENTAGE OF OUTSTANDING SHARES 76.900%
PERCENTAGE OF SHARES VOTED 97.531%
SHARES WITH AUTHORITY WITHHELD 674,884.780
PERCENTAGE OF OUTSTANDING SHARES 1.947%
PERCENTAGE OF SHARES VOTED 2.469%

Lucinda S. Landreth

SHARES VOTED FOR 26,758,749.280
PERCENTAGE OF OUTSTANDING SHARES 77.197%
PERCENTAGE OF SHARES VOTED 97.907%
SHARES WITH AUTHORITY WITHHELD 572,138.443
PERCENTAGE OF OUTSTANDING SHARES 1.650%
PERCENTAGE OF SHARES VOTED 2.093%

Ann R. Leven

SHARES VOTED FOR 26,756,297.645
PERCENTAGE OF OUTSTANDING SHARES 77.190%
PERCENTAGE OF SHARES VOTED 97.898%
SHARES WITH AUTHORITY WITHHELD 574,590.078
PERCENTAGE OF OUTSTANDING SHARES 1.657%
PERCENTAGE OF SHARES VOTED 2.102%

Thomas F. Madison

SHARES VOTED FOR 26,647,346.956
PERCENTAGE OF OUTSTANDING SHARES 76.875%
PERCENTAGE OF SHARES VOTED 97.499%
SHARES WITH AUTHORITY WITHHELD 683,540.767
PERCENTAGE OF OUTSTANDING SHARES 1.972%
PERCENTAGE OF SHARES VOTED 2.501%

Janet L. Yeomans

SHARES VOTED FOR 26,758,703.037
PERCENTAGE OF OUTSTANDING SHARES 77.197%
PERCENTAGE OF SHARES VOTED 97.906%
SHARES WITH AUTHORITY WITHHELD 572,184.686
PERCENTAGE OF OUTSTANDING SHARES 1.650%
PERCENTAGE OF SHARES VOTED 2.094%

J. Richard Zecher

SHARES VOTED FOR 26,765,469.038
PERCENTAGE OF OUTSTANDING SHARES 77.216%
PERCENTAGE OF SHARES VOTED 97.931%
SHARES WITH AUTHORITY WITHHELD 565,418.685
PERCENTAGE OF OUTSTANDING SHARES 1.631%
PERCENTAGE OF SHARES VOTED 2.069%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Core Plus Bond Fund

SHARES VOTED FOR 4,528,633.154
PERCENTAGE OF OUTSTANDING SHARES 43.477%
PERCENTAGE OF SHARES VOTED 78.274%
SHARES VOTED AGAINST 85,975.413
PERCENTAGE OF OUTSTANDING SHARES 0.825%
PERCENTAGE OF SHARES VOTED 1.486%
SHARES ABSTAINED 206,655.159
PERCENTAGE OF OUTSTANDING SHARES 1.984%
PERCENTAGE OF SHARES VOTED 3.572%

Delaware Inflation Protected Bond Fund

SHARES VOTED FOR 14,426,773.418
PERCENTAGE OF OUTSTANDING SHARES 59.499%
PERCENTAGE OF SHARES VOTED 68.996%
SHARES VOTED AGAINST 369,845.430
PERCENTAGE OF OUTSTANDING SHARES 1.526%
PERCENTAGE OF SHARES VOTED 1.769%
SHARES ABSTAINED 392,232.014
PERCENTAGE OF OUTSTANDING SHARES 1.617%
PERCENTAGE OF SHARES VOTED 1.876%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Funds and the
Manager that were approved by the shareholders became effective. Delaware Management
Holdings, Inc. is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie
Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77Q.1:  Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of
Delaware Group Government Fund dated August 18, 2009, attached as
Exhibit.